EXECUTION VERSION

AMENDMENT TO TAX RECEIVABLE AGREEMENT
This Amendment to Tax Receivable Agreement (the “Amendment”) is entered into as of January 24, 2025, by and among, Portillo’s Inc., a Delaware corporation (“PubCo”), PHD Group Holdings, LLC, a Delaware limited liability company (“OpCo”) and the TRA Party Representative (as defined below) party hereto.

RECITALS

WHEREAS, PubCo, the TRA Party Representative and the other the TRA Parties party thereto (collectively, excluding PubCo, the “TRA Parties”) are parties to that certain Tax Receivable Agreement, dated as of October 20, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “TRA”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the TRA.

WHEREAS, PubCo, OpCo and the TRA Party Representative desire to amend the TRA to establish Term SOFR as the Replacement Rate for LIBOR.

NOW, THEREFORE, in consideration of the promises and the mutual agreements and covenants hereinafter set forth, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.    Certain Amendments to the TRA:

(a)Section 1.1 of the TRA is hereby amended by deleting the defined terms “LIBOR” and “Alternate Source” therein.

(b)Section 1.1 of the TRA is hereby amended by inserting in the appropriate alphabetical order the following definitions:
“SOFR” means, a rate per annum equal to the secured overnight financing rate published by the SOFR Administrator on the SOFR Administrator’s Website.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Term SOFR” the forward-looking SOFR rate for a period of one month administered by CME Group, Inc. (or other administrator selected by the TRA Representative and the Corporate Taxpayer) and published on the applicable Bloomberg LP screen page (or such other commercially available source providing such quotations as may be selected by the TRA

Representative and the Corporate Taxpayer), fixed by the administrator thereof two (2) Business Days prior to the commencement of the applicable period (provided, however, that if Term SOFR is not published for such Business Day, then Term SOFR shall be determined by reference to the immediately preceding Business Day on which such rate is published); provided, that at no time shall Term SOFR be less than 0.00%. If the Corporate Taxpayer has made the determination (such determination to be conclusive absent manifest error) that (i) Term SOFR is no longer a widely recognized benchmark rate for newly originated loans in the U.S. loan market in U.S. dollars or (ii) the applicable supervisor or administrator (if any) of Term SOFR has made a public statement identifying a specific date after which Term SOFR shall no longer be used for determining interest rates for loans in the U.S. loan market in U.S. dollars, then the Corporate Taxpayer and the TRA Party Representative shall (as determined by the Corporate Taxpayer and the TRA Party Representative to be consistent with market practice generally), establish a replacement interest rate (the “Replacement Rate”), in which case, the Replacement Rate shall, subject to the next two sentences, replace Term SOFR for all purposes under this Agreement. In connection with the establishment and application of the Replacement Rate, this Agreement shall be amended solely with the consent of the Corporate Taxpayer, OpCo and the TRA Party Representative, as may be necessary or appropriate, in the reasonable judgment of the Corporate Taxpayer and the TRA Party Representative, to effect the provisions of this section. The Replacement Rate shall be applied in a manner consistent with market practice; provided, that in each case, to the extent such market practice is not administratively feasible for the Corporate Taxpayer, such Replacement Rate shall be applied as otherwise reasonably determined by the Corporate Taxpayer and the TRA Party Representative.

(c)Section 1.1 of the TRA is hereby amended by amending and restating the defined terms for “Agreed Rate”, “Default Rate” and “Replacement Rate”, respectively, as follows:

“Agreed Rate” means a per annum rate of Term SOFR plus 100 basis points.
“Default Rate” means a per annum rate of Term SOFR plus 500 basis points.

“Replacement Rate” has the meaning set forth in the definition of “Term SOFR”.

Section 2. Conditions to Effectiveness of Amendment. This Amendment shall become effective on the date hereof upon receipt by the TRA Representative of executed counterparts of this Amendment by PubCo, OpCo and the TRA Representative.
Section 3.    Miscellaneous.
(a)This Amendment may be executed in any number of counterparts, each of which when executed shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

(b)This Amendment shall be governed by and construed in accordance with the laws of the State of New York. The provisions of Sections 7.4, 7.8 and 7.12 of the TRA are incorporated herein by reference, mutatis mutandis.

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IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Amendment as of the date first written above.

BSR LLC,
as TRA Party Representative

By: /s/ Sharlyn Musslewhite

Name: Sharlyn Musslewhite
Title: Managing Director

[Signature Page to Amendment to TRA]

PORTILLO’S INC.

By: /s/ Michelle Hook

Name: Michelle Hook
Title: Chief Financial Officer

PHD GROUP HOLDINGS, LLC

By: /s/ Michelle Hook

Name: Michelle Hook
Title: Chief Financial Officer

[Signature Page to Amendment to TRA]